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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Amendment No. 2 to the registration statement of Dyax Corp. on Form S-1 (File No. 333-48483) of our report dated March 23, 1998, on our audits of the financial statements and financial statement schedule of Dyax Corp.

We also consent to the inclusion in this Amendment No. 2 to this registration statement of our report dated February 17, 1998, on our audit of the financial statements of Protein Engineering Corporation.

We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data."



                                             COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 25, 1998